Exhibit 10.21

GRANITE CONSTRUCTION INCORPORATED

RESTRICTED STOCK UNITS AGREEMENT (2010)

Granite Construction Incorporated has granted to the Participant named in the Notice of Grant of Restricted Stock Unit (the “Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of common stock equivalents subject to the terms and conditions set forth in the Notice and this Agreement.  The Award has been granted pursuant to the Granite Construction Incorporated Amended and Restated 1999 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant.  By signing the Notice, the Participant: (a) represents that the Participant has read and is familiar with the terms and conditions of the Notice and this Agreement, (b) accepts the Award subject to all of the terms and conditions of the Notice and this Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice or this Agreement, and (d) acknowledges receipt of a copy of the Notice and this Agreement.

1. Definitions and Construction.

1.1 Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Notice or the Plan.  Wherever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means the occurrence of any of the following events with respect to the Company but only to the extent that such change in control transaction is a change in the ownership of effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as defined in the regulations promulgated under Section 409A of the Code:

(i) an acquisition, consolidation, or merger of the Company with or into any other corporation or corporations, unless the stockholders of the Company retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving or acquiring corporation or corporations; or

(ii) the sale, exchange, or transfer of all or substantially all of the assets of the Company to a transferee other than a corporation or partnership controlled by the Company or the stockholders of the Company; or

(iii) a transaction or series of related transactions in which stock of the Company representing more than thirty percent (30%) of the outstanding voting power of the Company is sold, exchanged, or transferred to any single person or affiliated persons leading to a change of a majority of the members of the Board.

The Board shall have final authority to determine whether multiple transactions are related and the exact date on which a Change in Control has been deemed to have occurred under subsections (i), (ii), and (iii) above.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(d) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(e) “Company” means Granite Construction Incorporated, a Delaware corporation, or any successor corporation thereto.

(f) “Director” means a member of the Board.

(g) “Disability” means a permanent and total disability as defined under the Company’s Long Term Disability Plan or any successor plan, regardless of whether the Participant is covered by such Long Term Disability Plan.

(h) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for this purpose.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(k) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(l) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(m) “Retirement” means, with respect to a Nonemployee Director, resignation from Service on the Board after attaining the age of 55 and after at least ten years of service on the Board.

(n) “Service” means the Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee or a Director.  The Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, the Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining the number of Vested Shares.  The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(o) “Stock” means the common stock of the Company.

(p) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in section 424(f) of the Code.

(q) “Termination After Change in Control” means the termination by the Participating Company Group of the Participant’s Service with the Participating Company Group within twelve (12) months after a Change in Control.

1.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. The Award.

2.1 Number of Common Stock Equivalents.  The number of common stock equivalents subject to Participant’s Award shall be set forth in the Notice and may be adjusted from time to time for adjustments in capitalization, as provided in Section 5.3 of the Plan.

2.2 Payment.  Except as provided in Section 2.4 below, Participant’s Award shall be settled by the delivery of Stock, which shall be distributed to the Participant not later than three months following the earlier of (a) May 15 of the year in which the Participant’s term as a Nonemployee Director expires, or (b) the date the common stock equivalents are vested pursuant to Section 3.2(a) or (b).

2.3 Issuance of Shares in Compliance with Law.  The issuance of the Stock, if any, shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No Stock shall be issued hereunder if its issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Stock shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained.  As a condition to the issuance of the Stock, if any, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

2.4 Election to Defer.  The Participant may elect to defer receipt of the shares of Stock that otherwise would have been issued pursuant to Section 2.2 above.  Any such deferral shall be in the form of common stock equivalents and shall be subject to and in compliance with Section 409A of the Code and the Company’s Key Management Deferred Compensation Plan II (the “NQDC”) as follows:

(a) Deferral Election.

(i) Any election to defer must be signed and dated by the Participant and must designate whether his or her common stock equivalents will be paid in a lump sum or in up to ten annual installments.  If the Participant elects to defer receipt of his or her common stock equivalents, the Participant must elect to defer 100% of the common stock equivalents.  The Participant’s election is irrevocable upon receipt of the deferral election by the Company.

(ii) The Participant’s election to defer receipt of the common stock equivalents must be received by the Company not later than end of the calendar year prior to the year in which the Participant’s Award is granted or as otherwise provided in the NQDC.

(b) Distribution.  The deferred Stock units will be distributed to the Participant in accordance the NQDC.  On the payment date, each common stock equivalent shall be converted into one share of Stock.  All distributions will be in shares of Stock.

(c) Dividend Equivalents.  During the deferral period, on each dividend payment date, dividend equivalents will be credited to each common stock equivalent.  Such dividend equivalents shall be converted into common stock equivalents as of the dividend payment date by dividing the amount of the dividend equivalents by the closing price of the Stock on the dividend payment.  All such common stock equivalents shall be distributed in accordance with Section 2.4(b) above.

3. Vesting of Shares.

3.1 Normal Vesting.  Except as provided in Section 3.2, the Award shall vest as provided in the Notice.  Notwithstanding the foregoing, the Award shall be 100% vested when the Participant is Retirement eligible.

3.2 Effect of Termination of Service on Vesting.  The effect of the termination of the Participant’s Service prior to the vesting date shall be as follows:

(a) Death or Disability.  If the Participant’s Service is terminated prior to the vesting date by reason of the death or Disability (but only to the extent that such disability is a “disability” as defined in Section 409A(a)(2)(c) of the Code) of the Participant, the vesting of the Award shall be accelerated in full as of the date of the Participant’s termination of Service and payment shall be made in accordance with Section 2.2(b).

(b) Termination After Change in Control.  If the Participant’s Service ceases prior to the vesting date as a result of Termination After Change in Control (but only to the extent that such Termination After Change in Control is a “separation from service” as defined in the regulations promulgated under Section 409A of the Code), the vesting of the Award shall be accelerated in full as of the date of the Participant’s Termination After Change in Control and payment shall be made in accordance with Section 2.2(b).

3.3 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment.  In the event that any acceleration of vesting pursuant to this Agreement and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Section 280G of the Code, then the vesting, payments or benefits shall be reduced to the extent necessary so that the Participant shall not be subject to any excise tax pursuant to Section 4999 of the Code.  To the extent that vesting, payments or benefits are reduced pursuant to this Section 3.3.(a), such reduction shall take place in the following order:  cash payments, vesting (applied to Awards in reverse chronological order based on the Grant Date), benefits.

(b) Determination by Independent Accountants.  All computations and determinations called for by this Section 3.3 shall be promptly determined and reported in writing to the Company and the Participant by independent public accountants or other independent advisors selected by the Company and reasonably acceptable to the Participant (the “Accountants”), and all such computations and determinations shall be conclusive and binding upon the Participant and the Company. For the purposes of such determinations, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determinations. The Company shall bear all fees and expenses charged by the Accountants in connection with such services.

4. Dividend Equivalents.  Dividend equivalents shall be credited in respect of the Company common stock equivalents covered by the Participant’s Award.  Such dividend equivalents shall be converted into additional common stock equivalents covered by the Award by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of stock equivalents covered by the Award then credited by (2) the Fair Market Value per share of Company common stock on the payment date for such dividend.  Any additional stock equivalents covered by the Award credited by reason of such dividend equivalents shall be subject to all the terms and conditions of this underlying Restricted Stock Units Award Agreement to which they relate.

5. Tax Matters.

5.1 Tax Withholding.  It is the Company’s current belief that with respect to an Award granted to a Nonemployee Director, no income or employment tax withholding is required either on the grant, vest or payment of the Award; however, at any time as requested by a Participating Company, the Participant hereby authorizes withholding from any amounts payable to the Participant, and the Participant otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company, if any, which arise in connection with the Award, including, without limitation, obligations arising upon the transfer of Stock to the Participant.  The Company shall have no obligation to deliver the Stock until the tax withholding obligations of the Participating Company, if any, have been satisfied by the Participant.

5.2 Tax Consequences.  Restricted Stock Unit Awards may be deferred compensation and subject to the design limitations and requirements of Section 409A of the Code.  If the limitations and requirements of Section 409A of the Code are violated, deferred and vested amounts will be subject to tax at ordinary income rates immediately upon such violation and will be subject to penalties for Federal tax purposes equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the under-payment of tax that would have been paid had the deferred compensation been included in gross income in the taxable year in which it was first deferred.  State tax penalties, including a 20% California state penalty, also may apply.

6. Rights as Employee or Director. The Award is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of the Participant to continue in the service of the Company or on the part of the Company to continue the Participant’s service.  In addition, nothing in this Agreement shall obligate the Company, its stockholders, board of directors, officers or employees to continue any relationship that the Participant might have as a Director.

7. Miscellaneous Provisions.

7.1 Administration.  All questions of interpretation concerning the Notice and this Agreement shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in the Award.  Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

7.2 Amendment.  The Committee may amend this Agreement at any time; provided, however, that no such amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant.  No amendment or addition to this Agreement shall be effective unless in writing.

7.3 Nontransferability of the Award.  The Award may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.  During the lifetime of the Participant, all rights with respect to this Award shall be exercisable only by the Participant.

7.4 Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

7.5 Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

7.6 Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature in the Notice or at such other address as such party may designate in writing from time to time to the other party.

7.7 Integrated Agreement.  The Plan, the Notice and this Agreement constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or in the Notice.

7.8 Applicable Law.  The Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

7.9 Counterparts.  The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10 Beneficiary Designation.  Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her estate.